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                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-51043) and Form S-8 (Nos. 333-05951, 333-45729, 333-60231, 333-60233 and 333-30154) of JDA Software Group, Inc.
of our report dated May 4, 2000 relating to the financial statements of Zapotec Software, Inc. as of December 31, 1999 and 1998 and for the years then ended, which appears in the Current Report on Form 8-K/A of JDA Software Group, Inc. dated April 6, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Broomfield, Colorado
April 6, 2001